Exhibit 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Murray United Development Corp., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Dwight Foster as true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                     / s /  ANTHONY CAMPO
                                                     -------------------------
                                                     Anthony S. Campo,
                                                     Chairman of the Board



                                                     / s /  FRANK PECORELLA
                                                     -------------------------
                                                     Frank Pecorella, Director


DATED:  December 19, 2003